EXHIBIT 10.28

AMENDMENT TO LNG TERMINAL USE AGREEMENT

This AMENDMENT TO LNG TERMINAL USE AGREEMENT (this “Amendment”) dated as of this 1st day of December 2005 is made by and between CHEVRON USA, INC., a company incorporated under the laws of Pennsylvania with an office at 1500 Louisiana Street, Houston, Texas 77002 (“Customer”); and SABINE PASS LNG, L.P., a Delaware limited partnership with a place of business at 717 Texas Avenue, Suite 3100, Houston, Texas, U.S.A. 77002 (“SABINE”).

RECITALS

WHEREAS, SABINE and Customer are parties to that certain LNG Terminal Use Agreement dated November 8, 2004 (the “Agreement”) under which SABINE will provide LNG terminalling services to Customer at the Sabine Pass Facility;

WHEREAS, the Parties have entered into that certain Omnibus Agreement (the “Omnibus Agreement”) dated November 8, 2004, which, in Clause 4.1, provides for certain options related to Customer’s Maximum LNG Reception Quantity and Gas Redelivery Rate; and

WHEREAS, SABINE and Customer desire to amend the Agreement to reflect Customer’s exercise of the option in Clause 4.1(b) of the Omnibus Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, SABINE and Customer hereby agree as follows:

A.	Definitions. Capitalized terms used in this Amendment and not otherwise defined or amended herein have the respective meanings given to them in the Agreement.

B.	Amendment of Clause B.1. Clause B.1 is hereby amended by replacing “282,761,850 MMBTUs” with “403,945,500 MMBTUs.”

C.	Amendment of Clause B.2. Clause B.2 is hereby amended by replacing “759,000 MMBTUs” with “1,085,000 MMBTUs.”

D.	Amendment of Clause C. Clause C is hereby deleted and replaced in its entirety with the following:

C.	Fees

“Each month during the Initial Term, the fees to be paid under this Agreement shall consist of the following:

1.	the “Reservation Fee” equal to $9,425,395;

2.	an “Operating Fee” equal to $1,346,485, which shall be adjusted for inflation on January 1 of each Contract Year based on the increase in the United States Consumer Price Index (All Urban Consumers) from a basis set on January 1 of the year in which the Commercial Start Date occurs; and

3.	“Retainage” equal to two percent (2%) of the LNG delivered at the Receipt Point for Customer’s account. Included in such Retainage is fuel, including fuel for self-generated power or Gas unavoidably lost;”

E.	Amendment of Section 3.1(b). Section 3.1(b) is hereby amended by adding at the end:

“(iii)	Storage of Gas. Customer is entitled to receive LNG storage capacity up to a maximum storage quantity of four (4) billion Standard Cubic Feet.”

F.	Amendment of Section 4.2. The final paragraph of Section 4.2 is hereby amended by replacing “twenty eight percent (28%)” with “forty percent (40%).”

G.	Amendment of Section 18.1(a)(ii).

1.	Section 18.1(a)(ii)a is hereby amended by replacing “141,380,925 MMBTUs” with “191,625,000 MMBTUs.”

2.	Section 18.1(a)(ii)b is hereby amended by replacing “twelve (12) Cargoes” with “fifteen (15) Cargoes.”

3.	Section 18.1(a)(ii)c is hereby amended by replacing “thirty seven (37) Cargoes” with “fifty (50) Cargoes.”

H.	Entire Agreement, Omnibus Agreement. This Amendment constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces any provisions on the same subject contained in any other agreement between the Parties, whether written or oral, prior to the date of execution hereof. The Parties acknowledge that execution of this Amendment constitutes the full exercise of the option granted to Customer in Clause 4.1 of the Omnibus Agreement and this Amendment grants all of the respective rights and obligations contemplated by Clause 4.1 of the Omnibus Agreement.

I.	Counterpart Execution. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original for all purposes.

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed and signed by its duly authorized officer as of the above date.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, Inc., its General Partner

By:	/s/ Charif Souki
Name:	Charif Souki
Title:	Chairman

CHEVRON USA, INC.

By:	/s/ John D. Gass
Name:	John D. Gass
Title:	President

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